Exhibit 99.1

DarkPulse, Inc. Acquires Optilan, Solidifying the Company’s

Operations Globally

Optilan is a global security and communications services provider for Critical Network Infrastructure, Energy, Pipeline Integrity, Rail, Telecommunications, and Renewables. Optilan’s solutions safeguard people, infrastructure and assets from ever-evolving challenges in areas ranging from continuity of power supply to cyber-attacks, activism and terrorism.

NEW YORK, New York –August 10, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has closed the acquisition of Optilan, a private company incorporated in England and Wales (“Optilan”).

Optilan is a global provider of security and communications systems together with associated integration services. Optilan's services include design, installation, commissioning, support and maintenance services across a range of blue-chip customers. With its head office in the UK, the business has international operational presence in the Middle East, Turkey, India and Azerbaijan. Optilan offers a range of products including but not limited to, CCTV, access control, perimeter detection, networks, telephony, alarms, fibre installation and satellite communications. Optilan has designed and installed a significant proportion of the world’s pipeline intrusion and leak detection systems using optical sensing technology.

“This acquisition completes a monumental leap forward of DarkPulse’s expansion into global critical infrastructure markets.” Said DarkPulse Chairman and CEO Dennis O’Leary, “As a recognized leader for more than 30 years, Optilan brings a highly experienced team and operational footprint with physical assets across key international markets including, South America, Europe, Africa, Middle East, and Asia.” He continued, “ I look forward to meeting and working with the nearly 200 member Optilan team working throughout the globe.”

Under the terms of the agreement, DarkPulse has acquired 100% of Optilan for cash considerations. The Company will invest additional resources for Optilan’s ongoing operations including working capital, expansion of the business and growth strategies as the two company’s work to solidify joint operations. “This new partnership comes at a crucial time and DarkPulse’s technology will fit many of our client’s needs. We have worked tirelessly to deliver our ambitious strategic vision and improve our structure, efficiency, and sustainability. I am exceptionally proud and excited that DarkPulse has decided to support our future development and for us to be a part of their team. Momentum has been building at pace in Optilan during the last twelve months and this acquisition will only increase the speed of our expansion ambitions.” said Bill Bayliss, CEO for Optilan.

DarkPulse Inc., was advised by Energy & Industrial Advisory Partners, LLC Houston TX and Eversheds Sutherland (UK) LLP. BDO (UK) LLP, Dechert LLP acted as advisor to Optilan in this transaction.

About Optilan

Optilan is a leading independent security and communications systems provider for a range of blue-chip clients. With a 30-year pedigree, Optilan is an established international provider of specialist security technologies and techniques that protect businesses and organisations from external threats.

The solutions safeguard people, infrastructure and assets from ever-evolving challenges in areas ranging from continuity of power supply to cyber-attacks, activism and terrorism.

Optilan works to counteract new and growing threats by investing to stay one step ahead. In doing so, Optilan provides assurance for clients across multiple business and industrial sectors in the knowledge that solutions provided underpin the resilience and safety of their operations.

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Optilan has a top tier management team and a diverse organization of almost 200 personnel specializing in engineering, project management and procurement,

Optilan has several accreditations which allows it to work on Critical National Infrastructure sites.

For more information, visit: www.Optilan.com

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

Media@DarkPulse.com

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